CONTRACT FOR SALE OF STOCK

     THIS AGREEMENT, made and entered into this 12th day of August, 1996, by and between Pharmaceutical Laboratories, Inc. ("PHLB") and each of R.C. Benson, Anthony Benson, Todd Benson, James T. Lewis and Great Plains Financial, Inc., by and through R. C. Benson, as its attorney-in-fact (each, a "Shareholder" and collectively, the "Shareholders").

                      WITNESSETH:

     WHEREAS, the Shareholders are collectively the owners of all of the issued and outstanding shares of common stock, $ 1.00 par value per share (the "Stock"), of Aloe Pharmaceuticals, Inc., a Texas corporation (the
"Corporation") with its principal place of business at 6908 West Expressway 83, Harlingen, Texas 78552,

     WHEREAS, PHLB, a Nevada corporation with its principal place of business being 1229 Corporate Drive, Arlington, Texas 76006, is desirous of purchasing the aforementioned Stock so that it may operate the Corporation as a wholly-owned subsidiary of PHLB, and,

     WHEREAS, the Shareholders desire to sell the Stock to PHLB,

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants hereinafter set forth, the parties hereby agree as follows:

       Article I - Agreement to Sell and Purchase

     Upon the terms and subject to the conditions contained in this Agreement, and in reliance upon the representations, warranties, and covenants set forth herein, at the Closing (as hereinafter defined) the Shareholders will sell the Stock to PHLB and PHLB will acquire the Stock from the Shareholders, free and clear of any liens or encumbrances.

              Article II - Purchase Price

     At the Closing, PHLB will transfer Fifty Thousand (50,000) shares of its restricted common stock, $.001 par value per share (the "PHLB Stock"), to the Shareholders as follows:

          R. C. Benson                  12,000 shares
          Anthony Benson                1,000 shares
          Todd Benson                   1,000 shares
          James T. Lewis                20,000 shares
          Great Plains Financial, Inc.  16,000 shares

     The PHLB Stock shall be represented by certificates issued in the names of the Shareholders in the denominations listed above.

                 Article III - Closing

     As used herein, the term "Closing" shall mean the consummation of the transactions contemplated herein. The Closing shall take place on or before August 15, 1996. If the Closing does not take place by such time, this Agreement shall be terminated unless extended by the parties hereto in writing.

   Article IV -- Shareholder's Conditions to Closing

     The obligations of the Shareholders to consummate the transactions contemplated by this Agreement will be subject to the fulfillment of the following conditions at or prior to Closing, unless the Shareholders waive any of such conditions in writing.

     a. PHLB will issue to the Shareholders all of the PHLB Stock described in Article II hereof and deliver to the Shareholders certificates representing such stock.

     b. The transactions contemplated hereby shall have received all consents necessary from any governmental entities or third parties, including but not limited to the board of directors of PHLB and the shareholders of PHLB (if required under applicable laws).

     c. The representations and warranties of PHLB set forth herein shall be true as of the date of Closing, and all covenants required to be performed by PHLB prior to Closing shall have been performed.

     d. The board of directors shall have taken all necessary corporate action to provide for the issuance of the PHLB Stock.

       Article V -- PHLB's Conditions to Closing

     The obligations of PHLB to consummate the transactions contemplated by this Agreement will be subject to the fulfillment of the following conditions at or prior to Closing, unless PHLB waives any of such conditions in writing:

     a. Each Shareholder will deliver to PHLB the original certificates representing that portion of the Stock owned by such Shareholder, duly endorsed for transfer.

     b. The transactions contemplated hereby shall have received all consents necessary from any governmental entities or third parties.

     c. The representations and warranties of PHLB set forth herein shall be true as of the date of Closing, and all covenants required to be performed by PHLB prior to Closing shall have been performed.

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

     d. The Corporation shall have received duly executed resignation letters from all directors and officers of the Corporation pursuant to which such individuals resign as officers and directors of the Corporation concurrently with the Closing.

     e. R. C. Benson shall deliver to PHLB a binding non-competition agreement in the form of Exhibit A.

      Article VI -- Shareholders' Representations,
                Warranties and Covenants

     Each of the Shareholders represents, warrants, and covenants to PHLB that:

     a. Each Shareholder owns the number of shares of the Stock set forth opposite his name, and no other shares of the common stock of the Corporation have been issued as of the date hereof:

          R. C. Benson                  1,600,000 shares
          Anthony Benson                200,000 shares
          Todd Benson                   200,000 shares
          James T. Lewis                350,000 shares
          Great Plains Financial, Inc.  300,000 shares

     b. This Agreement has been duly and validly executed and delivered by each Shareholder and constitutes a valid and binding agreement of each Shareholder enforceable in accordance with its terms, except as such enforcement may be limited by certain debtor relief laws.

     c. To the best of their knowledge, the execution, delivery and performance of this Agreement will not result in any violation of any federal, state or local statute, ordinance or regulation.

     d. Any and all consents required from third parties with respect to the Shareholders' consummation of the transactions contemplated hereby have been obtained and shall be in full force and effect at Closing except as described in Schedule I.

     e. Each Shareholder is the lawful owner of record, has good and marketable title, and is the sole beneficial owner of the shares of the Stock being described as owned by such Shareholder, free and clear of any liens.

     f. The Corporation has all governmental licenses and permits necessary to conduct business and all such licenses and permits are in full force and effect except as described in Schedule II.

     g. To the best of their knowledge, there is no pending or threatened litigation, claim, proceeding or investigation against the Corporation.


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

     h. Attached hereto as Schedule III are the financial statements of the Corporation as of April 30, 1996. To the best of their knowledge, such statements are true and correct as of such date and accurately reflect the accounts receivable and the accounts payable of the Corporation as of such date. Such financial statements reflect a note payable to Great Plains Financial in the amount of $175,270.82. As of April 30, 1996, such indebtedness was converted into 300,000 shares of the Stock.

     i. Since April 30, 1996, the Corporation has not incurred any indebtedness outside of the regular course of its business and has not made any payments to a Shareholder outside of the regular course of its business.

     j. Attached hereto as Schedule IV is a list of material assets of the Corporation, identifying which assets are owned by the Corporation and which assets are leased by the Corporation.

     k. All representations and warranties of the Shareholders contained in this Article VI that are stated "to the best of their knowledge" are so stated based upon the Shareholders' actual knowledge without further inquiry.

       Article VII - Purchaser's Representations
                Warranties and Covenants

     PHLB represents, warrants, and covenants to each of the Shareholders that:

     a. PHLB is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, is qualified to transact business in each jurisdiction where the nature and extent of its business and properties require qualification, and possesses all requisite power and authority to own, lease, and operate its properties and to conduct its business as it is now being conducted.

     b. PHLB possesses all requisite authority to execute, deliver, and comply with the terms of this Agreement. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PHLB. This Agreement constitutes a valid and binding agreement of PHLB, enforceable in accordance with its terms.

     c. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby violate or conflict with any provision of the charter documents of PHLB or any material agreement to which PHLB is a party or, to the best of their knowledge, violate or conflict with any federal, state, or local statute, ordinance, or regulation..

     d. No filing or registration with, or authorization or consent or approval of, any governmental entity or any third party is required by or with respect to PHLB in connection with the execution and delivery of this Agreement by PHLB or the consummation by PHLB of the transactions contemplated hereby except for such authorizations, consents, or approvals as have been obtained and are in full force and effect at Closing.

     e. Attached hereto as Schedule V is a description of the authorized capital stock of PHLB and the number of shares of such capital stock that are issued and outstanding, and the number of treasury shares held, as of June 30, 1996. All shares of such capital stock which are outstanding as of such date are duly authorized, fully paid, and nonassessable, and have not been issued in violation of any preemptive rights.

     f. Upon its acquisition of the Stock, PHLB will cause the Corporation to be managed in such a way as to comply with the terms of that certain Supply Agreement dated as of January 1, 1996 by and between Aloe Care International, L.L.C., R. C. Benson, and the Corporation. PHLB will indemnify and hold harmless each of the Shareholders from and against any liability he may incur as a result of PHLB's breach of such Supply Agreement.

     g.   PHLB has reviewed the financial statements attached hereto as
Schedule III and has agreed to issue the PHLB Stock to the Shareholders in consideration for the Stock. PHLB recognizes that the financial statements are unaudited and do not constitute an absolute appraised or market value with respect to the Corporation or the Stock.

     h. Upon Closing, PHLB will cause the Corporation to cancel and forgive the indebtedness of $50,000 owed by James T. Lewis to the Corporation pursuant to his Stock Subscription Agreement dated as of November 29, 1993.

     i. Upon Closing, PHLB will indemnify and hold harmless each of the Shareholders from any liabilities he may incur as a result of any personal guaranty of the Corporation's indebtedness such Shareholder may have executed prior to the Closing.

     j. Within twenty-four months after the Closing, PHLB will use its best efforts to cause the PHLB Stock to be registered for sale under the Securities Act of 1933, as amended, and other applicable federal and state securities laws.

              Article VIII - Due Diligence

     Until the date and time of Closing, PHLB and/or its authorized agents shall have the right to inspect the Corporation's premises, the property and the inventory owned by the Corporation, and any and all records of the Corporation's, including but not limited to, financial records, sales, property and income tax records, at reasonable times upon reasonable notice.

            Article IX - Further Assurances

     The parties hereto agree to expeditiously execute and deliver any instrument or document required to carry out the provisions of this Agreement as time is of the essence.

         Article X - Entire Agreement/Amendment

     This Agreement and the other documents to be delivered prior to or at closing set forth the entire understanding of the parties and supersede all prior agreements, whether written or oral, between them. This Agreement may be amended, modified, or supplemented only by a written agreement between the parties hereto.

          Article XI - Exhibits and Schedules

     All exhibits and schedules referenced in this Agreement are incorporated by reference and shall constitute a part of this Agreement.

             Article XII - Binding Effect

     This Agreement shall be binding on the heirs, assigns, personal representatives and successors in interest of the parties hereto.

              Article XIII - Severability

     This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provisions of this agreement or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

              Article XIV - Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

               Article XV - Counterparts

     This Agreement is executed in several counterparts, all of which taken together shall constitute one instrument.

            Article XVI - Tax-Free Exchange

     PHLB agrees to take such steps as may be necessary to enable the transaction contemplated hereby to qualify as a tax-free or tax-deferred transaction under Section 368 of the Internal Revenue Code of 1986, as amended.



   [Remainder of this page intentionally left blank.]

Witness the following signatures:

                              Pharmaceutical Laboratories, Inc.

                              By: /s/ JERRY MCCLURE
                              Jerry McClure, President


                              /s/ R.C. BENSON
                              R.C. Benson

                              /s/ ANTHONY BENSON
                              Anthony Benson

                              /s/ TODD BENSON
                              Todd Benson

                              /s/ JAMES T. LEWIS
                              James T. Lewis

                              Great Plains Financial, Inc.

                              By: /s/ R.C. BENSON
                              R.C. Benson, its attorney-in-fact

STATE OF TEXAS      )

COUNTY OF _______   )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Jerry McClure, known to me to be a person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said Pharmaceutical Laboratories, Inc., a corporation, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 21 day of August,
1996.

                              /s/ DEBRA HUDSON
                              Notary Public, State of Texas

                              Debra Hudson
                              Notary's Printed Name

                              My Commission Expires: 10/19/96

[Notary seal as follows: Debra Hudson, Notary Public, State of Texas, My Comm. Exp. Oct. 19, 1996]

STATE OF TEXAS      )

COUNTY OF CAMERON   )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared R. C. Benson, known to me to be a person whose name is subscribed to the foregoing instrument, and acknowledged to me the execution thereof.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 7th day of August,
1996.

                              /s/ FRANCINE L. KOHL
                              Notary Public, State of Texas

                              Francine L. Kohl
                              Notary's Printed Name

                              My Commission Expires 12/16/99

[Notary seal as follows: Francine L. Kohl, Notary Public, State of Texas, Comm. Exp. 12-16-99]

STATE OF TEXAS      )

COUNTY OF CAMERON   )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Anthony Benson, known to me to be a person whose name is subscribed to the foregoing instrument, and acknowledged to me the execution thereof.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 7th day of August,
1996.

                              /s/ FRANCINE L. KOHL
                              Notary Public, State of Texas

                              Francine L. Kohl
                              Notary's Printed Name

                              My Commission Expires 12/16/99

[Notary seal as follows: Francine L. Kohl, Notary Public, State of Texas, Comm. Exp. 12-16-99]



STATE OF TEXAS           )

COUNTY OF HARRIS         )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Todd Benson, known to me to be a person whose name is subscribed to the foregoing instrument, and acknowledged to me the execution thereof.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 8th day of August,
1996.

                              /s/ VERONICA Q. SALINAS
                              Notary Public, State of Texas

                              Veronica Q. Salinas
                              Notary's Printed Name

                              My Commission Expires 11-15-99

[Notary seal as follows: Veronica Q. Salinas, Notary Public, State of Texas, My Commission Expires 11-15-99]

STATE OF TEXAS      )

COUNTY OF CAMERON   )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared James T. Lewis, known to me to be a person whose name is subscribed to the foregoing instrument and acknowledged to me the execution thereof.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 9 day of August, 1996.

                              /s/ GLADYS HOPKINS
                              Notary Public, State of Texas

                              _____________________________
                              Notary's Printed Name

                              My Commission Expires _____________

[Notary seal as follows: Gladys Hopkins, My Commission Expires March 25, 1998]


STATE OF TEXAS      )

COUNTY OF CAMERON   )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared R. C. Benson, known to me to be a person whose name is subscribed to the foregoing instrument, and acknowledged to me the execution thereof as attorney-in-fact for Great Plains Financial.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 7th day of August,
1996.

                              /s/ FRANCINE L. KOHL
                              Notary Public, State of Texas

                              Francine L. Kohl
                              Notary's Printed Name

                              My Commission Expires 12/16/99

[Notary seal as follows: Francine L. Kohl, Notary Public, State of Texas, Comm. Exp. 12-16-99]

The following exhibits and schedules are not attached but are available to the Securities and Exchange Commission for review upon request.

Exhibit A

          Non-Competition Agreement between R.C. Benson and Pharmaceutical Laboratories, Inc. (a Nevada corporation)

Schedule I

          Third-Party Consents

Schedule II

          Licenses and Permits

Schedule III

          Financial Statements of Aloe Pharmaceuticals, Inc. dated April 30,
          1996

Schedule IV

          List of Assets

Schedule V

          Capital Stock of PHLB